Exhibit 10.28

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

MYECHECK, INC.

CONVERTIBLE PROMISSORY NOTE

$40,000.00	April 6, 2015

1. Principal and Interest Payments.

(a)          MyECheck, Inc., a Wyoming corporation (the "Company"), for value received, hereby promises to pay to the order of Charlie Abujudeh (the "Holder") the sum of Forty Thousand US Dollars ($40,000).

(b)          All unpaid principal and all unpaid interest shall accrue interest at the rate of ten percent (10%) per annum.

(c)          This Note shall be due and payable in full by no later than one year from and after the date of this Note, to wit: April 6, 2016 (the “Maturity Date").

(d)          Upon payment in full of the principal and interest, this Note shall be surrendered to the Company for cancellation.

2. Conversion.

2.1 Voluntary Conversion. In the event that this Note is not paid in full by the Maturity Date, the Holder shall have the right thereafter, exercisable in whole or in part, to convert the outstanding unpaid principal and/or interest hereunder into a number of fully paid and nonassessable whole shares of the Company's common stock ("Common Stock") determined in accordance with Section 2.2 below.

2.2 Shares Issuable. The number of whole shares of Common Stock into which this Note may be voluntarily converted ("Conversion Shares") shall be determined to compute the Common Stock price at which the repayment of this Note shall be obtained (the “Note Conversion Price”), whichever is lowest in order to produce the most Common Stock shares in favor of the Holder as provided by the following:

(i)          This Note shall be paid in full or in part to Holder by conversion into Common Stock based upon the discounted price of one-half (or 50%) of the closing price of the Company’s Common Stock on the date of this Note being April 6, 2015 as posted at the OTC Markets exchange.

(ii)          This Note shall be paid in full or in part to Holder by conversion into Common Stock based upon the closing price of the Company’s Common Stock as posted at the OTC Markets exchange on the date that Holder provides Notice to Company per Section 2.3 under this Note.

2.3 Notice and Conversion Procedures. If the Holder elects to convert this Note, the Holder shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with a true copy of this Note. Within fourteen (14) calendar days of receipt of such notice, the Company shall deliver to the Holder certificate(s) for the Common Stock issuable upon such conversion.

2.4 Other Conversion Provisions.

(a)          Adjustment of Note Conversion Price. In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a reverse stock split and subdivision of the Company’s issued and outstanding shares of Common Stock, the Note Conversion Price shall not be adjusted. In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a forward stock split and subdivision of the Company’s issued and outstanding shares of Common Stock, the Note Conversion Price shall not be adjusted.

(b)          Common Stock Defined. Whenever reference is made in this Note to the shares of Common Stock, the term "Common Stock” shall mean the Common Stock of the Company authorized as of the date hereof, and any other class of stock ranking on a parity with such Common Stock. Shares issuable upon conversion hereof shall include only shares of Common Stock of the Company.

2.5 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal hereunder that is not so converted.

2.6   Conversion Rights

(a)          Holder's Conversion Rights.   Subject to Section 2.2 and the mandatory conversion provisions therein, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock, subject to the terms and conditions set forth in this Article III. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3.

(b)         Conversion Limitation.   Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note nor may this Note be converted in whole or in part into an amount of Common Stock that would be convertible into that number of Common Stock which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.  The foregoing limitation shall be calculated as of each Conversion Date.  Aggregate Conversions over time shall not be limited to 4.99%.  The Holder may void the Conversion Share limitation described in this Section 3.2 upon 61 days prior notice to the Borrower.  The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

3. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a)          Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)          Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may be required under applicable state securities laws, which, if applicable, will be timely filed within the applicable periods therefore.

(c)          No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

4. Representations and Covenants of the Holder. The Company has entered into this Note in reliance upon the following representations and covenants of the Holder:

(a)          Investment Purpose. This Note and the Common Stock issuable upon conversion of the Note are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)          Private Issue. The Holder understands (i) that this Note and the Common Stock issuable upon conversion of this Note are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 8.

(c)          Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d)          Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon conversion of the Note, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Note or the Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

5. Assignment. This Note may be transferred and/or assigned by the Holder. This Note may not be assigned and/or transferred by the Company without the written consent of the Holder which may be granted or denied at the unfettered discretion of the Holder. This Section is subject to Section 7 regarding transfers.

6. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

7. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

8. Attorney's Fees. In the event any action or litigation should be commenced to enforce or declare rights, duties, and/or obligations under this Note, the Party prevailing in such matter shall be entitled, in addition to such relief as may be granted, to a reasonable sum as and for attorney’s fees, as well as actual costs and expenses, arising from such actions or litigations.

9. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the USA’s mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Holder:	Charlie Abujudeh 24771 Rittenhouse Cir Laguna Hills, CA 92653-4308
If to Company:	MyECheck, Inc. 2600 E. Bidwell Street Suite 190 Folsom, CA 95630

Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

10. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

11. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

12. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

13. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

14. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

15. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

MYECHECK, INC.

By	/s/ Edward R. Starrs
Edward Starrs, President

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